September 25, 2003

U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

American Depositary Shares evidenced
by American Depositary Receipts each
representing two Ordinary Shares,
nominal value of 15 and 5/7 pence each,
of Kingfisher plc (File No. 33-10882)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
depositary for securities against which
American Depositary Shares are to be
issued, we attach a copy of the revised
prospectus ("Prospectus"), which
reflects the change in the par value from
13.75 pence to 15 and 5/7 pence and in
the CUSIP number from 495724304 to
495724304.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised par value and CUSIP number for Kingfisher plc.

The Prospectus has been revised to
reflect the new par value and new
CUSIP number.

Please contact me with any questions or
comments at 212 815-3938.

Sincerely,
/s/ Brian M. Heston  ____
Brian M. Heston
Assistant Vice President


Encl.

cc:    Paul Dudek, Esq.
         (Office of International Corporate
Finance)